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Exhibit 24.1



                               POWER OF ATTORNEY




  KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below (the "Signatory") constitutes and appoints J. Larry Sorsby (the "Agent") as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign post-effective amendments to Registration Statements Nos. 33-61778 and 333-51991, and an additional Registration Statement on Form S-3 to be filed on or about the date hereof, by Hovnanian Enterprises, Inc., K. Hovnanian Enterprises, Inc. and the additional subsidiaries of Hovnanian Enterprises, Inc. on the list attached hereto, and any and all amendments (including post-effective amendments) and other instruments relating thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. The Signatory further grants to the Agent full power and authority to do and perform each and every act and thing requisite and necessary, in the judgement of the Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or its or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.




                                          By:
                                             --------------------------------

Dated: April 8, 1999